EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Johnny Forzani, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K of Forza Innovations Inc. for the year ended June 30, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Forza Innovations Inc.

Dated:  January 16, 2024

/s/ Johnny Forzani

Johnny Forzani

President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)